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                                                                     EXHIBIT 3.1

     FILED #C10914.99
        MAY 04 1999
     IN THE OFFICE OF
      /S/DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                           ARTICLES OF INCORPORATION

                                       OF

                         AMERICA'S SHOPPING MALL, INC.
                                      -----

     The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of Nevada (Title 7, Chapter 78 of Nevada Revised Statutes (the "Act"), and the acts amendatory thereof), does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation (which is hereinafter called the "Corporation") is AMERICA'S SHOPPING MALL, INC.

                                   ARTICLE II

     The name of the corporation's resident agent in the State of Nevada is Laughlin Associates, and the street address of the said resident agent where process may be served is 2533 North Carson Street, Carson City, Nevada 89706.

                                   ARTICLE III

     The number of shares which the corporation shall have the authority to issue is 120,000,000, of which 100,000,000 shall be designated Common Stock, $.001 par value per share, and 20,000,000 shares shall be designated as Series A Senior Convertible Preferred Stock, $.001 par value per share. All shares are to be non-assessable.

                                   ARTICLE IV

     No holder of any of the shares of the corporation shall, as such holder, have any right to purchase unissued or treasury stock of the Corporation or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof, nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain any warrant or warrants or other

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instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class or classes.

                                    ARTICLE V

     The purpose for which the corporation is organized, in addition to engaging in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of the State of Nevada, and without limiting the generality of the foregoing, are as follows:

     (1) To engage in the business of mail order catalogues and to facilitate the marketing and distribution of the catalogues; and in general to do all things necessary and proper for the successful conduct of such a business.

     (2) To conduct research, to develop new products and to refine existing products;

     (3) To purchase, lease, or otherwise acquire, in whole or in part, the business, the good will, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

     (4) To discount and negotiate promissory notes, drafts, bill of exchange and other evidence of debts, and to collect for others money due them on notes, checks, drafts, bill of exchange, commercial paper and other evidence of indebtedness.

     (5) To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, invest, trade, and deal in and with personal property of every class and description.

     (6) To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

     (7) To lend or borrow money and to negotiate and make loans, either on its own account or as agent, or broker for others.

     (8) To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative profit or non-profit corporation, municipality, State of Government or any subdivision, district or department thereof.

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     (9) To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collateral or securities, created or issued by any corporation wherever organized including this corporation, within such limits as may be provided by law, and while owner of any such stocks or other collateral to exercise all rights, powers and privileges of ownership, including the right to vote the same; to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

     (10) To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

     (11) To carry out all or any part of the foregoing objects as principal, broker, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and in any part of the world, and in carrying on its business and for the purposes of attaining or furthering any of its objects and purposes, and to make and perform any contracts and to do any acts and things, and to exercise any power suitable, convenient, or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive or expedient for the accomplishment of any such objects and purposes;

     (12) To carry out all or any part of the objects and purposes, and to conduct its business in all or any of its branches and in any or all states, territories, districts, and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts, and possessions of the United States of America and in foreign countries; and

     (13) In general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Nevada or by these Articles of Incorporation together with any powers incidental thereto. The foregoing enumeration of the purposes, objects, and business of the corporation is made in furtherance and not in limitation of the powers conferred upon the corporation by law and it is not intended by the mention of any particular purpose, object or business in any manner to limit or restrict the generality of any other purposes, object or business mentioned or to limit or restrict any of the powers of the Corporation, and the said Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by statue upon corporations of a similar character, it being the intention that the purposes, objects, and powers specified in each of the paragraphs of this Article of the Articles of Incorporation shall, except as otherwise expressly provided, in no way be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes; provided, however that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business or exercise any power, or do any Act which a corporation under the laws of Nevada may not at the time lawfully carry on or do.

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                                   ARTICLE VI

     The governing board of the Corporation shall consist of directors of the Corporation. The number of directors constituting the initial Board Directors of the Corporation is five (5). The board of directors by majority vote may from time to time by resolution change the number of directors of the Corporation.

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where this Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein. The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The names and addresses including street and number of persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and shall qualify are:

     NAME                                        ADDRESS

     Dennis McNany                               11 Benedict Drive
                                                 Hopatcong, New Jersey 07849

     Robert Trause                               429 Hackensack Street
                                                 Carlstadt, New Jersey 07072

     Irwin Schneidmill                           382 Route 59, Section 3 10
                                                 Monsey, New York 10952

     Chase Caro                                  60 East 42nd Street, Suite 2001
                                                 New York, New York 10165

     Richard Truzzolino                          84 Tanglewood Drive
                                                 East Hanover, New Jersey 07936

                                   ARTICLE VII

     The corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses)

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imposed upon or reasonably  incurred by him in connection with any action,  suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

                                  ARTICLE VIII

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted of such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director, or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, and (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE IX

     The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada General Corporation Law, as the same may be supplemented and amended.

                                    ARTICLE X

     The name and address of the incorporator of the Corporation is as follows:

     NAME                                        ADDRESS

     Galina Stiler                               60 East 42nd Street
                                                 New York, New York 10165

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                                   ARTICLE XI

     The period of duration of the corporation shall be perpetual.


     The undersigned incorporator has executed these Articles of Incorporation this 30th day of April, 1999.

                                                   /s/ Galina Stiler
                                                 ----------------------
                                                     Galina Stiler



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )





     Before me, a Notary Public in and for said county and state, personally appeared, Galina Stiler, who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal, this 30 day of April, 1999.

                                                  /s/ Sybil C. Kierstedt
                                                 -----------------------------
                                                     Notary Public

                                                     SYBIL C. KIERSTEDT
                                               Notary Public, State of New York
                                                       No. 01KI4949643
                                                   Qualified in Kings County
                                              Commission Expires April 17, 2001